

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1752




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $166,000,000            ORIGINAL ISSUE DATE:           August 13, 1998


CUSIP NUMBER:           59018S N42              STATED MATURITY DATE:          August 13, 1999


INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                       / / COMMERCIAL PAPER RATE
/ / CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/ / FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month               MINIMUM INTEREST RATE:         Not Applicable


SPREAD:                 -0.060%                 MAXIMUM INTEREST RATE:         Not Applicable


INITIAL INTEREST RATE:  5.58844%                SPREAD MULTIPLIER:             Not Applicable


INTEREST RESET DATES:   Monthly, commencing September 13, through maturity date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Monthly, commencing September 13, through maturity date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  August 10, 1998

